Amendment No. 1 to the Authorization Agreement

This Amendment No. 1 to the Authorization Agreement, dated as of October 28, 2008 (the “Agreement”), is dated as of December 23, 2009, by and among An Fengbin, a resident of PRC with ID No. of ___, Wang Yu, a resident of PRC with ID No. of _____, Wang Jing, a resident of PRC with ID No. of ___, and Wang Xin a resident of PRC with ID No. of ____ (together with Wang Yu and Wang Jing, the “Minority Shareholders”).

RECITALS

WHEREAS, Dalian Xingyuan Marine Bunker Co., Ltd. (“Xingyuan”) is a domestic company with exclusively domestic capital registered in the PRC and is mainly engaged in the business of producing and selling marine bunker; and

WHEREAS, An Fengbin indirectly holds 72.25% of the equity in Xingyuan; and

WHEREAS, Wang Yu, Wang Jing, and Wang Xin hold 9%, 3%, and 3% of the equity in Xingyuan respectively; and

WHEREAS, Star Blessing Enterprises Limited (“Star Blessing”), a BVI company, is a wholly-owned subsidiary of Oriental Excel Enterprises Limited is a BVI corporation ("Oriental") wholly-owned by Ms. LAI WaiChi, a citizen of Hong Kong; Star Blessing owns 100% equity interest of Goodwill Rich International Limited, a Hong Kong company,  and

WHEREAS, under the terms of the Agreement, the Minority Shareholders authorize An Fengbin to exercise the minority interests and shareholder’s rights on behalf of them.

NOW, THEREFORE, in consideration of the mutual promises of the parties and the terms and conditions hereof, receipt and sufficiency is acknowledged by the parties hereto, the parties hereby agree as follows:

Section 1. Rights of Minority shareholders of the Agreement is hereby amended and restated to read in its entirety as follows:

“1.          Authorization of Minority Interests.  The Minority Shareholders hereby agree to irrevocably authorize An Fengbin to exercise their minority interests on behalf of them and exercise all shareholders’ rights. Further, upon Mr. An Fengbin’s acquires 100% of the equity interests in Oriental, the Minority Shareholders shall be entitled to the right to acquire equity interests in Oriental in accordance with the respective pro rata ownership according to their respective pro rata ownership of Xingyuan.”

In witness hereof, the parties have executed Amendment No. 1 as of the date first written above.

Party A: An Fengbin	Signature: /s/ An Fengin

Party B: Wang Yu	Signature: /s/ Wang Yu

Party C: Wang Jing	Signature: /s/ Wang Jing

Party D: Wang Xin	Signature: /s/ Wang Xin